SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                FORM 8-K

                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                              May 13, 1997
           (Date of Report (Date of Earliest Event Reported))

                         LA-Z-BOY INCORPORATED
         (Exact Name of Registrant as Specified in Its Charter)

                                Michigan
             (State or Other Jurisdiction of Incorporation)

                                 1-9656
                        (Commission File Number)

                               38-0751137
                  (I.R.S. Employer Identification No.)

                         1284 N. Telegraph Road
                         Monroe, Michigan 48162
      (Address of Principal Executive Offices, Including Zip Code)

                             (313) 242-1444
          (Registrant's Telephone Number, Including Area Code)



       (Former Name or Former Address If Changed Since Last Report)




Item 9.  Sales of Equity Securities Pursuant to Regulation S

	On March 14, 1997, Registrant commenced an exchange offer outside of the United States for all of the ordinary shares of Centurion Furniture plc, a corporation incorporated in England and Wales ("Centurion"), not already owned by Registrant (the "exchange offer"). In general, the terms and conditions of the exchange offer were such that a qualified Centurion shareholder electing to participate could elect to receive cash at the rate of 70 British pence per Centurion ordinary shares, shares of Registrant's common stock, $1.00 par value ("LZB shares"), at the rate of one LZB share for 32 Centurion ordinary shares, or a combination of the foregoing alternatives, in exchange for his or her ordinary shares. However, in order to satisfy certain requirements of Regulation S of the Securities and Exchange Commission, the terms and conditions of the exchange offer were structured so as effectively to preclude an election of LZB shares by any Centurion shareholder who, or in a manner which, would render Regulation S unavailable for the offer or sale of LZB shares in the offer. The terms of the exchange offer also prohibited distribution of offering materials in or into the U.S. and otherwise complied with the other applicable conditions of Regulation S.

	On April 28, 1997, Registrant became obligated to issue 33, 718 LZB to certain Centurion shareholders (none of them "U.S. persons" as defined in Regulation S) in exchange for 1,078,976 Centurion ordinary shares, pursuant to the terms of the exchange offer, which LZB shares were issued on May 12, 1997. (In addition to the ordinary shares acquired for LZB shares pursuant to the exchange offer, Registrant has acquired 788,102 other Centurion ordinary shares pursuant to the offer, for an aggregate cash price of 551,671 pence, bringing the percentage of Centurion ordinary shares now owned by Registrant to 99.6%. As permitted by British law, Registrant plans shortly to acquire the remaining 28,300 Centurion ordinary shares.) The LZB shares offered, sold, and issued pursuant to the exchange offer have not been registered under the Securities Act of 1933, as amended, in reliance on Regulation S.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           LA-Z-BOY INCORPORATED



Date:  May 13, 1997                          Gene M. Hardy
                                            Secretary and Treasurer